INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors
Universal Mfg. Co.:

We have audited the financial statements of Universal Mfg. Co. as of July 31, 1998 and 1997, and for each of the three years in the period ended July 31, 1998, and have issued our report thereon dated August 31, 1998; such financial statements and report are included in your 1998 Annual Report to Stockholders and are incorporated herein by reference. Our audits also included the financial statement schedule of Universal Mfg. Co., listed in Item 7. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.





Des Moines, Iowa
August 31, 1998

                                                                  Schedule VIII

UNIVERSAL MFG. CO.

VALUATION ACCOUNTS
THREE YEARS ENDED JULY 31, 1998
-------------------------------------------------------------------------------


                                            Additions-
                                 Balance,   Charged to  Deductions-   Balance,
                                Beginning    Cost and     Accounts      End of
 Description                     of Year     Expenses   Charged-Off      Year

 July 31, 1998 - Allowance
   for doubtful accounts         $  -         $  -        $  -         $  -
                                 ------       ------      ------       ------
                                 ------       ------      ------       ------

 July 31, 1997 - Allowance
   for doubtful accounts         $  -         $  550       $  550      $  -
                                 ------       ------      ------       ------
                                 ------       ------      ------       ------

 July 31, 1996 - Allowance
   for doubtful accounts         $  -         $  -        $  -         $  -
                                 ------       ------      ------       ------
                                 ------       ------      ------       ------